Exhibit 99.1

BreitBurn Energy Partners L.P. Announces Pricing of Public Offering of 13,000,000 Common Units

LOS ANGELES, February 7, 2013 -- BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) announced today the pricing of its public offering of 13,000,000 common units representing limited partner interests at a price to the public of $19.86 per unit. The Partnership has granted to the underwriters a 30-day option to purchase up to an additional 1,950,000 common units from the Partnership. The offering is expected to close on February 12, 2013, subject to customary closing conditions.

The Partnership expects to receive net proceeds of approximately $248.2 million (or approximately $285.4 million if the underwriters exercise their option to purchase an additional 1,950,000 common units) from the offering and intends to use the proceeds to reduce borrowings under its bank credit facility.

Barclays, BofA Merrill Lynch, Citigroup, RBC Capital Markets, UBS Investment Bank and Wells Fargo Securities acted as joint book-running managers of the offering. The offering is being made by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from:

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: (888) 603-5847

barclaysprospectus@broadridge.com

BofA Merrill Lynch

Attn: Prospectus Department

222 Broadway

New York, New York 10038

dg.prospectus_requests@baml.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: (800) 831-9146

batprospectusdept@citi.com

RBC Capital Markets

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281-8098

Attention: Equity Syndicate

Phone: (877) 822-4089

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Phone: (888) 827-7275

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, New York 10152

Phone: (800) 326-5897

cmclientsupport@wellsfargo.com

An electronic copy of the preliminary prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to an effective shelf registration statement, which was previously filed by the Partnership with the Securities and Exchange Commission, and a prospectus supplement and accompanying prospectus, which will be filed by the Partnership with the Securities and Exchange Commission.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Florida, Texas, Indiana and Kentucky.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “intends,” “to be offered,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR